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                                                                  EXHIBIT 10.104


HBO



                              As of October 5, 1998


American Artists Film Corp.
1245 Fowler Street
Atlanta, GA 30318

Attention:        Renee Bishop

                  RE:      MIRACLES

Gentlemen:

         The following shall confirm the Agreement between American Artists Film Corporation ("Producer") (Federal ID No. 58-1950450) and Home Box Office ("HBO"), a division of Time Warner Entertainment Company, L.P.
("TWE") in connection with the above- referenced program.

         1.       DEVELOPMENT MATERIALS

                  Producer shall prepare and deliver to HBO for HBO's approval in its sole discretion:

                  (a)      a treatment;

                  (b)      a budget; and

                  (c)      selects.

(collectively, the "Development Materials") for an original television program (an original television pilot) of approximately sixty (60) minutes in length based on the captioned project (the "Program"), and for the option set forth in Paragraph 4, below. The Program shall focus on Benny Hinn, Reinhard Bonnke and Pam Vinett, three televangilists who claim to have divine powers to heal the sick. Their ministries are followed by thousands of people all over the world and in some cases, according to medical doctors, people are miraculously being healed.



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         2.       DELIVERY DATE

                  The Development Materials shall be delivered to HBO on a date to be mutually agreed upon by the parties.

         3.       PAYMENT

                  HBO shall pay to Producer the sum of $20,663 (which shall be credited against the license fee in the event HBO exercises its Option pursuant to Paragraph 5, below) as full consideration for the work to be done by Producer (including expenses) and the rights and option granted by Producer to HBO hereunder. Payment shall be made as follows:

                  (a) one-half (1/2) within ten (10) days after approval of the development budget; and

                  (b) on-half (1/2) within ten (10) days after execution and delivery of this Agreement and delivery to HBO of the Development Materials as revised pursuant to Paragraph 4, below.

         4.       REVISIONS AND OPTION

                  (a) Upon receipt by HBO of the Development Materials, HBO shall advise Producer, within a reasonable amount of time after HBO receives same, whether any revisions or changes are necessary and, if so requested, Producer agrees to make such revisions and/or changes to the Treatment as soon as possible thereafter. Commencing upon the date hereof and continuing for a period of three (3) months after receipt by HBO of the final Development Materials (the "Option Period"), HBO shall have the exclusive option to require Producer to produce and deliver the Program based upon the Development Materials (the "Option"). Not later than the end of the Option Period, HBO shall advise Producer whether HBO elects to exercise the Option, pursuant to Paragraph 5, below.

                  (b) In the event that HBO does not exercise the Option, HBO shall have no further right, titled or interest in the Development Materials; subject, however, to the provision of Paragraph 6 below.



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American Artists Film Corp.
As of October 5, 1998
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         5.       PRODUCTION

                  In the event that HBO elects to exercise the Option, then HBO and Producer shall negotiate in good faith, during a six (6) month period after HBO's exercise of the Option (the "Negotiation Period"), the terms of a production services agreement pursuant to which (i) Producer shall produce the Program as a producer-for-hire; (ii) HBO will be responsible for supplying all financing required to produce the Program; (iii) HBO will own all rights, title and interest in the Program including, without limitation, the copyright herein and the right to distribute the Program in any and all media throughout the world in perpetuity and (iv) Producer shall be entitled to receive 50% of 100% of the Net Profits from HBO's distribution of the Program other than on HBO programming services. "Net Profits" will be defined in accordance with HBO's standard net profits definition, subject to good faith negotiation.

         6.       RECOUPMENT

                  If HBO does not exercise the Option or if HBO and Producer fail to enter into an Agreement relating to the production of the Program, Producer shall reimburse HBO the full amount paid to Producer by HBO hereunder out of first monies received by Producer, directly or indirectly, in connection with the sale, transfer, assignment, license, option or other disposition or exploitation of the Development Materials in whole or in part. Such reimbursement shall be made promptly after Producer's receipt of such first monies. For purposes of this Paragraph, "first monies" shall exclude any sums paid to Producer and intended for additional writing, research or other strictly developmental expenses incurred in connection with the captioned project. Producer hereby grants to HBO as security for such reimbursement a lien upon, and first priority security interest in, the Development Materials and proceeds of all exploitation of the Development Materials in all media. Producer shall execute such security agreements, financing statements and other documents as HBO deems necessary or proper to create and perfect such security interest, and HBO shall execute such documents as are necessary to terminate such security interest upon reimbursement of all amounts paid by HBO hereunder.



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         7.       EXCLUSIVITY

                  Producer shall not produce or cause the production of any television program based on or derived from the Development Materials for exhibition on any form of television during a period commencing on the date hereof and ending on the later date of the expiration of the Option Period or the Negotiation Period.

         8.       WARRANTY AND INDEMNITY

                  (a) Producer hereby warrants and represents that it has the right to enter into this Agreement and grant all rights herein granted and to fully perform all its obligations hereunder; that it owns or controls and will own or control all rights relating to HBO's distribution, exhibition or exploitation of the Development Materials or Program; that no portion of the Development Materials shall infringe upon or violate the right of privacy of, or right of publicity of, or constitute a libel or slander against, or defame, or violate any copyright, trademark or service mark, common law or any other right of, any person, firm or corporation; that Producer shall employ writers who shall be the sole authors of the Development Materials and that all such Development Materials shall be original with them and not copied in whole or in part from any other work or are in the public domain or otherwise controlled and owned by Producer; that all such writers employed by Producer shall enter into written agreements which shall provide that such work is specifically ordered or commissioned as a work made-for-hire and that there are no liens, claims or encumbrances whatsoever adversely affecting, or that would or might in any way prejudice, Producer's grant of rights to HBO herein.

                  (b) Producer assumes liability for, and shall indemnify, defend, protect, save and hold harmless HBO and TWE, their partners, divisions, subsidiary and affiliated divisions and companies, distributors, assigns, licensees and the respective shareholders, directors, officers, employees and agents of the foregoing (the "HBO Indemnified Parties") from and against any and all claims, actions, suits, costs liabilities, judgments, obligations, losses, penalties, expenses or damages (including, without limitation, legal fees and expenses) of whatsoever kind and nature, imposed on, incurred by or




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American Artists Film Corp.
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asserted against any of the HBO Indemnified Parties, arising out of any breach or alleged breach by Producer of any of its representation, warranty, covenant made or obligation assumed, by Producer pursuant to this Agreement. The provisions of this subparagraph 8(b) shall apply, without limitation, to claims brought by HBO against Producer.

         9.       INDEPENDENT CONTRACTORS

                  HBO and Producer are independent contractors with respect to each other, and nothing herein shall create any partnership, joint venture or agency relationship between the parties hereto. Producer shall be solely responsible for all withholding taxes, contributions to Social Security and any other deductions and contributions which may be required by any law or any union agreement applicable to programs produced for HBO. Producer shall hold HBO harmless from and indemnify HBO against the payment of any such taxes or contributions.

         10.      MISCELLANEOUS

                  (a) No waiver of any term or condition of this Agreement shall be construed as a waiver of any other term or condition, nor shall any waiver of any default under this Agreement be construed as a waiver of any other default.

                  (b) It is contemplated that in the event the Option is exercised and further negotiations are concluded, a more formal agreement shall be signed by the parties hereto incorporating HBO's standard terms and conditions for the production and distribution of a television program as well as such other terms and conditions to which the parties shall mutually agree.

                  (c) The terms and conditions of this Agreement shall be governed by the laws of the State of New York applicable to agreements entered into and to be fully performed within such State.

                  (d) Producer shall not assign any of its rights or obligations hereunder without the prior written consent of HBO. Any



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purported assignment without such prior written consent shall be null and void and of no force and effect.

         If the foregoing is agreeable to you, please sign below where indicated.

                                        Very truly yours,

                                        HOME BOX OFFICE, a Division
                                        of Time Warner Entertainment Co., L.P.


                                        By  /s/  Bruce Grivetti
                                          --------------------------------------


Agreed to and Accepted as of
the date first written above

AMERICAN ARTISTS FILM CORP.


By: /s/  J. Eric Van Atta, Vice President
   --------------------------------------
         J. Eric Van Atta, Vice President